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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM 8-K
                                    CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 1997



                             U.S. MEDICAL PRODUCTS, INC.
                (Exact name of Registrant as specified in its charter)


                  TEXAS                                74-2599718
       (State of incorporation)            (IRS Employer Identification No.)

                                       1-12954
                               (Commission File Number)

                 12201 Technology Boulevard, Suite 100, Austin, Texas
                       (Address of principal executive offices)

                    Registrant's telephone number: (512) 257-8787



              This document consists of 3 pages of which this is page 1.


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Item 1.   Changes in Control of Registrant

          None

Item 2.   Acquisition or Disposition of Assets

          On May 20, 1997, U.S. Medical Products, Inc. ("USMP") (BSE-UMP, USMD, USMD/U, USMD/W), entered into an Asset Purchase Agreement and License Agreement with Hayes Medical, Inc., a California corporation ("Hayes Medical"), pursuant to which it will sell to Hayes Medical substantially all of its tangible and intangible assets. These assets include implant and instrument inventories, property and equipment, patents and regulatory approvals.

          Pursuant to the Asset Purchase Agreement, Hayes Medical will acquire substantially all of the Company's assets in exchange for a cash payment of $300,000 and a promissory note. The purchase price is 56.25% of the agreed upon historical cost of the assets (determined according to GAAP) less certain liabilities to be assumed by Hayes Medical as of the closing of the Asset Purchase Agreement. The note will bear interest at ten percent (10%) per annum and will be due in eighteen equal monthly installments. The purchase price shall be determined based on the value of the assets to be purchased and liabilities to be assumed as of the closing date. The closing is subject to a number of conditions.

          Under the License Agreement, Hayes Medical acquired an exclusive, irrevocable, royalty-free, worldwide license, with the right to sublicense, to the Company's intellectual property relating to the Company's orthopaedic product lines. Upon the closing of the Asset Purchase Agreement, Hayes Medical will become the sole and exclusive owner of the intellectual property. The consideration for the license to and tranfer of the intellectual property was a cash payment of $400,000 and a promissary note in the amount of $150,000 at 10% interest per annum payable over 18 months.

Item 3.   Bankruptcy or Receivership

          Not applicable

Item 4.   Changes in Registrant's Certifying Accountants

          None

Item 5.   Other Events

          None

Item 6.   Resignations of Registrant's Directors

          None

Item 7.   Financial Statements and Exhibits

          (b)  PRO FORMA FINANCIAL INFORMATION.

          The required pro forma financial information will be filed as an amendment to this Report as soon as practicable, but no later than 60 days after the date this Report is required to be filed.

          (c)  EXHIBITS.

          10.1  Asset Purchase Agreement, dated as of May 20,
          1997, between Hayes Medical, Inc. and U.S. Medical Products, Inc.

          10.2 License Agreement, dated as of May 20, 1997, by and between U.S. Medical Products, Inc. and Hayes Medical, Inc.

Item 8.   Changes in Fiscal Year

          Not Applicable






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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        U.S. Medical Products, Inc.
                                        Registrant


Dated: May 30, 1997                     /s/ Fred Mindermann
                                        ---------------------------------
                                        Fred Mindermann
                                        Chief Executive Officer








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